                                                                   Exhibit 23.1






                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 9, 2001 relating to the financial statements and financial statement schedules of Charles River Laboratories International, Inc., which appears in the Current Report on Form 8-K of Charles River Laboratories International, Inc. dated February 15, 2000.


/s/ PricewaterhouseCoopers  LLP
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    Boston, Massachusetts
    February 15, 2001